Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MANUFACTURING AND SUPPLY AGREEMENT

Qualstar Corporation

and

CTS Electronics Manufacturing Solutions, Inc.

Manufacturing and Supply Agreement

This Manufacturing and Supply Agreement (the “Agreement”) is made and entered into as of the 20th day of December, 2012 (the “Effective Date”) by and between Qualstar Corporation, a California corporation with principal offices at 3990-B Heritage Oak Ct., Simi Valley, CA93063 (hereinafter referred to as “Buyer”) and CTS Electronics Manufacturing Solutions, Inc., a Delaware corporation having a place of business at 200 Science Drive, Moorpark, CA 93021 (hereinafter referred to as “Seller”).

Whereas, Buyer and Seller desire to enter into an arrangement under which Seller agrees to supply products to Buyer as set forth herein and Buyer agrees to purchase such products from Seller in accordance with the terms hereof:

Now, Therefore, in consideration of the mutual agreements and Addendums contained herein, the parties hereto agree as follows:

ARTICLE 1

Definitions And Documents

Capitalized terms used herein shall be defined as set forth in the Agreement and as follows:

1.1	“Products” means the products specified in Addendum A hereto, as it may be amended from time to time by mutual agreement of the parties.

1.2
“Specifications” means the specifications for the design, performance and manufacturability characteristics of the Products, as set forth in Addendum A hereto or as otherwise provided by Buyer, to which the Products will conform, including any modifications, improvements, or enhancements thereto as the parties make pursuant to provisions of this Agreement.

1.3
“Excess Inventory” means Seller’s inventory of a Product or a component material procured specifically for use in manufacturing a Product that exceeds demand for such Product or material in accordance with Buyer’s current Product forecast and that has been held by Seller beyond the forecasted period without consumption of such Product or material, subject to adjustment in accordance with Section 3.6.3 below (“Excess and Obsolete Inventory”).

1.4
“Obsolete Inventory” means Seller’s inventory of a Product or a component material procured specifically for use in manufacturing a Product that has subsequently been removed by Buyer from either Addendum A or Addendum B, or otherwise acknowledged as obsolete by Buyer.

1.5
“Confidential Information” means any information provided by a party that (a) is marked as proprietary or confidential; (b) is orally identified as being confidential, followed by written confirmation of confidentiality within thirty (30) days of such verbal identification; or (c) the receiving party knew or should have known, under the circumstances, was considered confidential or proprietary by the disclosing party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.

1.6
“Intellectual Property” means copyrights, trademarks, patents, trade secrets, and mask works, whether or not registered, filed, applied for or the like, and all related rights and all tangible and intangible works, manifestations and aspects of same existing as of the Effective Date and created or coming into existence during the term of this Agreement.  As used herein, “patents” includes all inventions, invention disclosures, provisional applications, applications, letters patent and all foreign counterparts and foreign equivalents of same, and any and all divisions, continuations, continuations-in-part, revisions, renewals, reissues, extensions, and like of the foregoing.

1.7	“Services” means any services requested by Buyer and performed by Seller in accordance with Article 9 of this Agreement.

1.8	Addenda. The following addenda are included as part of this Agreement:

•	Addendum A – Product Detail

•	Addendum B – Product Component Information

•	Addendum C – Critical Component Inventory

•	Addendum D – Buyer Inventory

•	Addendum E – Tooling

•	Addendum F – Services Statements of Work

•	Addendum G – Purchased Intellectual Property

•	Addendum H – Related Documents

These addenda shall be reviewed and modified as needed from time to time upon mutual agreement of the parties in accordance with the objectives of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.

ARTICLE 2

Sale and Purchase

2.1	Engagement of Seller.

Seller hereby agrees to manufacture and sell to Buyer, and Buyer hereby agrees to purchase from Seller, the Products in accordance with the terms and conditions of this Agreement.

2.2	Products Specifications.

Seller will manufacture, assemble, test, package and label the Products in conformance with the Specifications and as required by all applicable laws, regulations, and governmental agency rules concerning the safety and commercial exploitation of the Products (collectively, the described specifications and standards are referred to as the “Standards”).  Seller acknowledges that it will comply at all times with the Standards as provided to it by Buyer in writing, provided that such Standards are provided to Seller within a reasonable time period in advance of the commencement of production.

2.3	Purchase Orders.

Buyer will provide Seller with Purchase Orders (“PO”) for Products on an as-needed basis.  Buyer may communicate Specifications and other information about Products ordered, such as configuration and build requirements, via fax, E-mail, mail, courier, or other commercially reasonable means.  All Purchase Orders, whether accepted, conditionally accepted, or not accepted, shall be acknowledged by Seller within one (1) business day of receipt.  Unless the parties otherwise explicitly agree in a writing executed by a duly authorized representative of the parties with specific reference to this Section, the terms of this Agreement supersede any conflicting terms or conditions on any purchase order, invoice or other form document exchanged between the parties.

2.4	Delivery Commitment.

Purchase Orders shall conform to minimum lead times, lot sizes and, where applicable, Minimum Order Quantities (“MOQ”) for Products as set forth in Addendum A; provided, however, that Seller agrees to use its best efforts to accommodate POs requesting shorter lead times or in quantities that deviate from Buyer’s forecasts.

Unless otherwise noted in PO, delivery dates on Buyer’s PO indicate Buyer’s expected dock date to Buyer’s specified location.  Seller shall adjust Seller’s ship date to allow for applicable transit time and freight processing to Buyer’s specified delivery point.  Seller shall provide either a PO delivery commitment date or notice that it rejects such purchase order within two (2) business days of receipt thereof or, for orders of Product quantities that exceed Forecasts provided by Buyer pursuant to Article 3 of this Agreement, within five (5) business days.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.

2.5	Purchase Order Adjustments.

Buyer may modify Purchase Orders at any time prior to shipment, subject to Buyer’s obligations under Section 3.6 below (“Buyer Liability for Seller Inventory”).  Upon Buyer’s request, Seller shall use commercially reasonable efforts to accept unplanned orders, accelerate delivery dates of existing orders, or accept increases in quantities on existing orders.  Seller shall also use commercially reasonable efforts to mitigate the costs of Excess Inventory caused by any such agreed to delay or rescheduling.

2.6	Exclusivity.

Except as set forth herein, Seller shall not use any Product, or sell, transfer or otherwise dispose of any Product to any party other than Buyer or its customers, end users, and assigns without the express written consent of Buyer.

2.7	Non-Solicitation.

Beginning on the Effective Date and ending 6 months after the date this Agreement terminates or expires, Seller shall not, directly or indirectly solicit or induce for hire, as an employee, consultant or otherwise, any personnel employed by Buyer without Buyer’s written consent. Notwithstanding the foregoing, Seller shall not be precluded from hiring any personnel who:  (a) initiates discussions regarding such employment without any direct or indirect solicitation by Seller, or (b) responds to any public advertisement of general circulation placed by Seller.

ARTICLE 3

Forecasts and Inventory

3.1	Forecast.

Buyer will provide Seller monthly a non-binding forecast of the demand quantity of each of the Products, which shall consist of a minimum rolling 6 month forecast netted of Buyer’s on-hand quantities, current open orders, and deliveries yet to be received (collectively, “Forecast”).  Seller shall acknowledge receipt of each Forecast no later than three (3) business days after receipt from Buyer.  Notwithstanding the quantity of Products specified in any Forecast, Seller shall at all times maintain the Target Inventory quantity of finished Products shown in Addendum A.

Seller acknowledges that Product quantities listed in any Forecast or other related correspondence between the parties are only estimates and do not constitute a commitment on the part of Buyer to purchase such quantity, and that Buyer may modify a Forecast at any time subject to the provisions of Section 3.6.1 below (“Forecast Adjustments”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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3.2	Seller Capacity.

Seller shall maintain such raw materials, infrastructure, and production capacity as may be needed to support Buyer’s anticipated demand for Products as reflected in the Forecast.  Buyer and Seller shall conduct a weekly forecast review in order to assess the sufficiency of Seller’s labor capacity, equipment capacity, and raw materials positioning, both short and long term.  Seller shall in turn provide a consolidated forecast of component materials used in Seller’s manufacture of the Products to all appropriate suppliers of Seller within 5 business days of receipt of the Forecast from the Buyer.  In procuring such component materials, Seller shall use its best efforts to minimize any Excess and Obsolete inventory and maximize inventory turns.

Quarterly, Seller shall provide a manufacturing capacity model reviewing Seller’s labor and equipment capacity against Buyer’s provided forecast.  This shall include a plan to meet the capacity flexibility and upside requirements noted in the table below, including: additional equipment and resource requirements, potential bottlenecks, action plans to remedy capacity bottlenecks, and response time.

3.3	Seller Component Information

For each Product set forth in Addendum A, Seller shall maintain component information for such Product to Buyer substantially in the form of Addendum B.  In the event that Buyer negotiates for purchase of a component material from a vendor of such material on terms more favorable than those available to Seller, Seller agrees to purchase such components from said vendor on Buyer’s negotiated terms, provided that the parties agree that Seller’s obligations under this Agreement are not otherwise impaired.

3.4	Critical Component Inventory.

Notwithstanding the provisions of Section 3.2, Seller shall maintain at all times during the term of this Agreement an inventory of specific component materials as set forth in Addendum C (“Critical Component Inventory”), as it may be amended from time to time by mutual agreement of the parties.  Critical Component Inventory shall be maintained by Seller on a First In First Out (FIFO) basis and continually maintained and replenished as needed in support of Buyer’s Forecasts.  Seller shall provide a quarterly aging report of Critical Component Inventory by part number, and shall permit Buyer reasonable access to Seller’s facilities in order to audit and inspect periodically Seller’s maintenance of such inventory.

3.5
Purchase of Existing Buyer Inventory. Seller shall purchase from Buyer the Products and materials listed in Addendum D (“Buyer Inventory”) on the payment terms stated therein; provided, however, that in the event that a portion of Buyer Inventory is not utilized by Seller for manufacture of Products prior to Seller’s payment due date for such portion, payment terms for such portion shall be extended correspondingly.  No quantity of Buyer Inventory shall be deemed Excess Inventory unless held on a FIFO by Seller for more than one year.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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3.6	Buyer Liability for Seller Inventory.

3.6.1
Forecast Adjustments. Buyer may change the quantity of forecasted Products or their delivery dates (i) for up to 100% of the forecasted quantity of Products 90 days or more before the scheduled delivery; (ii) for up to 50% of the forecasted quantity of Products 60 days or more before the scheduled delivery; or (iii) for up to 25% of forecasted quantity of Products 30 days or more before the scheduled delivery.

3.6.2
Inventory Reporting; Efforts to Mitigate. After the ending date of each quarter, Seller shall provide to Buyer a report of any Obsolete or Excess Inventory held by Seller (“Inventory Report”).  In the case of Obsolete Inventory, Seller may elect to submit an Inventory Report prior to the end of the quarter.  The report will contain at a minimum the part number, quantity on hand, inventory age, quantity on order, Seller’s cost and, if component inventory, the Product for which the component was procured and the forecasted amount(s) of such Product or component.  Seller will use its best efforts to minimize Obsolete and Excess Inventory in light of Seller’s obligations under this Agreement, and in connection with each Inventory Report shall detail the efforts Seller has made or intends to make to mitigate any quantities of Obsolete or Excess Inventory held by Seller, including but not limited to (a) utilizing the subject materials for other products or activities within Seller’s operations; (b) issuing cancellation notices on outstanding material orders with Seller’s suppliers; and (c) returning such materials for credit to Seller’s suppliers.

3.6.3
Excess and Obsolete Inventory. Upon Buyer’s review of Seller’s Inventory Report, Seller and Buyer will confer to determine an agreement in good faith on the quantity of material (components or finished Products), if any, that Buyer will purchase from Seller within the first forty-five (45) days of the subsequent quarter.  For any such Obsolete or Excess Inventory so purchased by Buyer, Buyer shall issue and Seller shall accept a Purchase Order for such inventory at Seller’s standard actual purchase cost and subject to the terms and conditions otherwise governing Buyer’s Purchase Orders under this Agreement.

3.6.4
Liability Limitations; Elections. Notwithstanding any other provision of this Article 3, Buyer shall in no event be liable for purchase of (i) any quantity of Products in excess of Buyer’s applicable Forecast, net of shipments, or of quantities currently built by Seller; or (ii) any quantity of Seller’s component inventory in excess of the smallest integer multiple of Minimum Order Quantities (MOQs) of such component set forth in Addendum B that Seller was required to procure in order to meet Buyer’s forecasted demand for such component, together with any Critical Component Inventory of such component set forth in Addendum C.  Buyer may, in its sole discretion, elect to forego receipt of Obsolete or Excess Inventory materials by authorizing Seller in writing to dispose of such materials.  Where Excess or Obsolete raw materials are returnable to Seller’s vendors in exchange for cancellation or restocking fees, Buyer may elect to reimburse Seller for such fees in satisfaction of its liabilities for such materials.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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3.7	End-of-Life Notification.

Seller shall make all reasonable efforts to provide at least twelve (12) months notice to Buyer, but in any event immediately upon notice given to Seller, of an intended end-of-life on the part of Seller’s suppliers of any component material identified in Addendum B.  Upon such notice, Seller shall confer with Buyer to determine actions that may be required to ensure continuity of supply of the Product and/or component material during the notice period, including an end-of-life buy of such Product or component, and to identify acceptable substitute material(s).

ARTICLE 4

Delivery and Acceptance

4.1	Delivery.

Unless otherwise agreed by the parties in writing, shipment of Products by Seller shall be EXW Seller’s manufacturing facility (Incoterms 2010) to such location as Buyer may designate on Buyer’s PO.  If Seller anticipates a delay in the delivery of Products, Seller shall promptly provide notice to Buyer of such delay, including an expectation of when the Products will be delivered, and use commercially reasonable efforts to expedite the completion of Products at Seller’s cost to meet Buyer’s requirements.

4.2	Packaging.

All Products shall be prepared for shipment according to the Specification and in a manner that follows good commercial practice, acceptable to common carriers for shipment at the lowest rate, and adequate to ensure safe arrival.  All shipments shall be accompanied by an itemized packing list and a commercial invoice bearing such tariff classification and/or export control codes and descriptions of the Products as Buyer may specify on Buyer’s Purchase Order.

4.3	Acceptance.

All products are subject to Buyer’s inspection and test at Buyer’s premises before acceptance.  Products not rejected by written notification to Seller within thirty (30) days of receipt (“Rejected Products”) shall be deemed to have been accepted.  Buyer shall promptly return Rejected Products to Seller for repair in accordance with Section 7.2.

The Specifications shall comprise a method of testing by Seller, if any, for determining conformance of Products to the Specifications (“Acceptance Test”).  To the extent that an Acceptance Test does not reveal the cause for nonconformance of a Rejected Product, Buyer will cooperate at Seller’s request to determine such cause.  Upon Buyer’s acknowledgement of the specific material and/or workmanship defect to be repaired, Seller will repair and return Rejected Products in accordance with Article 7.  In the event a cause for nonconformance cannot be determined within thirty (30) days after Seller’s request, however, Seller shall ship and invoice Buyer for such Rejected Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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4.4	Epidemic Quality Failure.

In the event that two (2) or more of any six (6) consecutive shipments following notice of a Rejected Product comprise Products deemed by Buyer to be nonconforming (an “Epidemic Failure”), Buyer may elect, in addition to any other remedies it may have under this Agreement, to suspend its obligations under any pending Purchase Orders or for Excess Inventory liabilities under Section 3.6.3 pending a resolution of the Epidemic Failure by the parties.

ARTICLE 5

Price and Payment Terms

5.1	Price.

The price of each product shall be as set forth in Addendum A.  Prices and lead times stated in Addendum A shall be applicable to Products sold by Seller pursuant to any Forecast provided by Buyer for Product quantities that are within 75% to 125% of the estimated volume for such Product so indicated.  The parties acknowledge that the prices and lead times set forth in Addendum A are based on Buyer furnished material costs and labor standards plus assumed floor space requirements, specifications, packaging, costs and yields.  Seller and Buyer will meet quarterly during the first twelve (12) months of this Agreement, and  then annually, or sooner at the desire of either party, and in good faith at either party’s request written notice to discuss any price changes and shall produce commercially reasonable documentation reflecting the need for the price change.  Seller shall honor prior negotiated pricing as stated in Addendum A during such review period.  Any pricing changes shall become effective only upon amendment of Addendum A by mutual agreement of the parties in writing.

Subject to continuing credit approval, payment for all Products and Services ordered hereunder shall be in U.S. Dollars and shall be remitted to Seller net thirty (30) days upon receipt of Products at Buyer’s designated location or performance of Services.

Upon request, Buyer will provide current publicly available financial information to Seller for use in establishing and maintaining a sufficient credit limit to support the Buyer’s purchases.  Seller reserves the right to refuse any purchase order for lack of creditworthiness of the Buyer.  In the event Seller shall have reasonable grounds to doubt, at any time, the Buyer's financial ability to perform, Seller may request, in writing, financial assurances from the Buyer that are satisfactory to Seller and, if such assurances are not promptly received, may suspend its performance under this agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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5.2	Cost Reduction Programs.

Seller will cooperate with Buyer to devise process and materials improvements, including relocation of manufacturing to lower cost facilities, that permit a reduction in the unit costs of Products with a targeted goal of an overall annual Seller-initiated cost reduction of 5%.  At least annually, Seller shall furnish to Buyer a specific cost reduction plan identifying Seller’s proposed cost reduction initiatives.  Buyer and Seller will meet at least quarterly to identify cost reduction opportunities in internal processes and component material purchase prices.  Cost savings achieved as a result of Seller’s proposals shall be (i) retained fully by Seller for a period of six (6) months from the date that the cost reduction is realized by the Seller and that any implementation costs borne by Seller are recovered, and (ii) inure fully to the benefit of the Buyer thereafter.  Cost savings achieved as a result of Buyer’s proposals shall be passed on to Buyer at the point that the cost savings are realized by Seller, and after any of Seller’s inventory of Product or component material Inventory produced or purchased at a higher cost is consumed.

ARTICLE 6

Manufacture Of Products

6.1	Qualification of Seller’s Facilities.

Buyer reserves the right, upon reasonable notice to Seller and during normal business hours, to inspect and qualify all plant, equipment, tooling, systems and processes proposed for use by Seller in manufacture of Products (collectively “Seller’s Facilities”).  Unless expressly authorized in writing by Buyer, neither Seller nor any agent or contractor on behalf of Seller shall manufacture any Product except in Seller’s Facilities so qualified by Buyer.  Seller shall provide not less than six (6) months notice to Buyer of any proposed relocation of Seller’s Facilities or any substantial change to Seller’s operations, processes or equipment used in connection with manufacture of Products.

6.2	Engineering Changes.

Buyer may process changes to any Specifications in accordance with Buyer’s then-current Engineering Change Order (ECO) Process.  The parties will not unreasonably withhold consent to engineering change requests and will reasonably and promptly cooperate in providing such information as may be needed in order to evaluate such requests.  Upon receipt of an ECO notice from Buyer, Seller shall acknowledge such receipt within two (2) business days and, within five (5) business days, shall provide a written report detailing Seller’s responsive action to such notice including, without limitation, Seller’s proposed implementation plan and any pricing, Obsolete Inventory or scheduling impact on outstanding Purchase Orders or Forecasts.  In no event shall Seller implement any change to Specifications without Buyer’s written consent.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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6.3	Buyer Tooling

Any tooling or equipment, including and without limitation, test fixtures, functional test fixtures, process fixtures, etc. furnished to Seller or any supplier of Seller by Buyer or developed by Seller for Buyer at Buyer’s cost (“Tooling”) shall be the sole property of Buyer.  Seller acknowledges Tooling as set forth in Addendum E hereto, as it may be from time to time amended by mutual agreement, as subject to this Section 6.3.  Seller and its suppliers shall use Tooling solely for the manufacture of Buyer’s Products, unless otherwise mutually agreed in writing.  Seller agrees to store, protect, preserve, and perform general maintenance on such Tooling in accordance with best commercial practices and in conformance with Buyer’s requirements, but in any event with no less care than Seller uses in the storage, protection, preservation, calibration, and maintenance of its own property of similar value.  In the event of repair or maintenance required for Tooling, Seller will submit a proposal to perform such services at Buyer’s cost, which Buyer may accept or elect to perform the repair or maintenance itself.  The parties will develop a plan that outlines typical level of inventory Seller shall maintain on hand such materials and consumables including funding and ownership thereof, as may be needed to ensure that maintenance of Tooling may be accomplished with a goal of not more than one (1) business day of downtime per maintenance event.

6.4	Disaster Recovery

Within thirty (30) days of the Effective Date of this agreement, Seller agrees to provide Buyer a written disaster recovery plan detailing Seller’s ability to continue process development, Product manufacture and shipment, and to preserve contracted commitments in the event of a disaster (e.g., fire, flood, loss of database, engineering documentation, etc.).  The plan shall be designed to encompass all aspects of the Seller commitments under this Agreement and shall address, at a minimum, the following:

•	Alternate facilities to accommodate parts procurement, assembly, test, storage and warehousing activities
•	Alternate transportation methods to Buyer
•	Seller database and critical information protection plan to include off-site storage
•	Replacement of tooling needed for the Products
•	Actions which would be taken in the event of a strike by Seller employees, outside suppliers, and outside groups vital to the operation of Sellers business
•	Estimated recovery time in the event that a disaster occurred affecting the area listed above and any other potential disaster
•	Archiving all design and manufacturing documentation in a secure location that will survive such disasters.

Seller shall annually review the Disaster Recovery plan with Buyer.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 7

Warranties

7.1	Product Warranty.

Seller warrants that the products will conform to Buyer’s applicable specifications and will be free from defects in materials and workmanship for a period of fourteen (14) months from the date of shipment.  Where Seller’s suppliers provide more favorable warranty terms on material purchased by Seller, Seller shall pass through to Buyer the original manufacturer’s warranty to the extent permissible.  These warranties do not apply to: Buyer Inventory purchased by Seller; defects caused by Buyer’s specifications, instructions, or designs; or products that have been modified, damaged, or misused by Buyer or any cause other than attributable to Seller.  These warranties are for the benefit of Buyer only and are not assignable; provided, however, that Seller acknowledges the intent of Buyer to exercise such warranties on behalf of its customers in accordance with Section 7.2.  All warranty obligations will cease upon the earlier of the expiration of the warranty period set forth above or the return (at Customer’s request) of any test equipment or test fixtures.  THESE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE UNLESS OTHERWISE SPECIFICALLY STATED IN WRITING BY SELLER.

7.2	Remedies.

7.2.1
Seller Obligations; Limitations. Seller will repair or replace, at the delivery point specified herein, any product furnished hereunder that is found to be defective or otherwise fails to conform to the terms and conditions included herein or, and at Seller’s option, Seller will repay the price paid for such product.  To make a claim, Buyer shall return or cause to be returned the affected products during the warranty period, freight prepaid, after completing a failure report and obtaining a Return Material Authorization (“RMA”) number from Seller to be displayed on the shipping container.  Upon receipt of any notice of claim as provided hereunder, Seller shall use commercially reasonable efforts to investigate the Buyer's claim and to cure all defects within seven (7) days after receipt of returned Products.  Buyer's legal remedies with respect to any products furnished by Seller hereunder that are found to be defective or otherwise fail to conform to the terms and conditions included herein, shall be limited exclusively to the right to repair or replacement thereof, or to repayment of the price, as provided above.  No legal action shall be commenced against Seller with respect to the liability of Seller hereunder more than twelve (12) months after the occurrence alleged to give rise to such liability.  IN NO EVENT SHALL SELLER BE LIABLE TO CUSTOMER FOR ANY CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUE, LOSS OF USE, OF MACHINARY OR EQUIPMENT, LABOR COSTS, DOWNTIME COSTS OR CLAIMS OF BUYER’S CUSTOMERS FOR DAMAGES.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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7.2.2
Repair at Buyer’s Option.  In the event that Seller is unable to replace defective Products in a time sufficient to meet Buyer’s consumption needs, Buyer may, at its sole option, elect to repair such defective Products itself or to have such Products repaired by a third party.  Seller shall have the right to approve of Buyer’s proposed means of repair, which approval shall not be unreasonably withheld.  Seller shall reimburse Buyer for all reasonable costs of such repairs, including materials, labor, and freight charges.

ARTICLE 8

Quality

8.1	Quality Control.

All Products sold to Buyer by the Seller shall be manufactured and packaged in accordance with Specifications and conform to IPC-C-610 Class 2 or most current revision.  Seller shall at all times maintain quality assurance processes capable of audit by Buyer and sufficient to ensure compliance with Buyer’s quality standards for manufacture of Products.  Seller agrees to utilize only components and materials for manufacture of Products that comply with all applicable specifications of Buyer.

8.2	Quality Improvement.

Seller agrees to participate in such continuous improvements plans and programs as may be implemented from time to time between Buyer and Seller.  Buyer will assign personnel to monitor and facilitate Seller’s understanding of Buyer’s quality requirements.

8.3	Quality Reporting.

Seller shall provide monthly reports to Buyer of Seller’s process quality performance, including Product yields, defect pareto, root cause, and proposed corrective actions.  In the event that corrective action is deemed necessary by either party in order for Seller to comply with Buyer’s quality or on-time-delivery requirements, Seller shall use its best efforts to furnish a quality improvement plan promptly to Buyer detailing the steps necessary to meet Buyer’s stated goals.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 9

Services

9.1	Design and Engineering Services.

At Buyer’s request, Seller may quote proposed terms of sale of services for design, development, modification, documentation, illustration, or enhancement of the Specifications.  The services to be provided and any deliverables shall be specified in a Statement of Work that, upon written acceptance by Buyer, shall be deemed incorporated by reference herein.  Any modifications, improvements, or enhancements to the Specifications provided hereunder shall be deemed part of the Specifications only upon Buyer’s written approval and confirmation.

Unless otherwise set forth in the applicable Statement of Work, all right, title, and interest in or to any deliverables or any other work product conceived, developed, written, or contributed by Seller, either individually or in collaboration with others, in connection with providing the Services (collectively “Works”)including, without limitation, all patent rights, copyrights, mask work rights, trademark rights, and all other present and future intellectual and industrial property rights of any kind anywhere in the world shall belong exclusively to Buyer, and shall constitute “works made for hire” as that term is defined in the U. S. Copyright Act (17 USCA, Section 101), and unless otherwise specified in an applicable Statement of Work shall be deemed Purchased Intellectual Property within the meaning of Section 11.2 of this Agreement.   Seller agrees to disclose all Works to Buyer as promptly and fully as practicable, and Seller hereby irrevocably assigns and agrees to irrevocably assign to Buyer, without further consideration, all right, title and interest that Seller may have or acquire, free and clear of all liens and encumbrances, in and to all the Works, and all proprietary rights therein.

9.2	Other Services.

From time to time and by mutual written agreement, this Agreement may be amended to specify additional services to be provided by Seller, including but not limited to deployment, logistics, and product support services.  The performance specifications, deliverables, pricing, and terms and conditions of such Services shall be set forth in an applicable Statement of Work which shall be amended hereto in Addendum F (“Services Statements of Work”), and incorporated herein by reference.

9.3	Acceptance and Warranties.

Seller warrants that Services provided hereunder shall be performed in a professional and workmanlike fashion and shall conform to the Service description provided in Addendum F or the Statement of Work applicable to such Services.  Unless otherwise provided in an applicable Statement of Work, Buyer shall have an acceptance period of not less than thirty (30) days to evaluate deliverables and services to determine their compliance with the specifications, requirements, and terms of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.

ARTICLE 10

Indemnification

10.1	General Indemnification.

Both parties hereby agree to indemnify and agree to defend and to hold the other party, its subsidiaries, affiliates, shareholders, directors, officers, employees, successors and assigns harmless from and against all claims, liabilities, losses, attorneys’ fees and expenses brought by a third party and arising from or related the gross negligence or willful misconduct of the indemnifying party.

10.2	Infringement Indemnification.

Buyer will at its own expense indemnify, defend and hold harmless Seller and its subsidiaries, affiliates, agents, representatives, customers, successors and assigns from and against any damages, liabilities, costs and expenses (including reasonable attorneys’ fees), arising out of a claim that any Product provided to Buyer by Seller under this Agreement or the processes used by Seller to produce the Products infringe upon the rights of any third party to any Intellectual Property (“Third Party Proprietary Right”), to the extent that the infringement is attributable to the Specifications.

Seller will at its own expense indemnify, defend and hold harmless Buyer and its subsidiaries, affiliates, agents, representatives, customers, successors and assigns from and against any damages, liabilities, costs and expenses (including reasonable attorneys’ fees), arising out of a claim that the processes used by Seller to produce any Product provided to Buyer under this Agreement infringes upon any Third Party Proprietary Right, except to the extent that the infringement is attributable to the Specifications.  Should any of the processes used by Seller to produce Products become, or in Seller’s reasonable opinion be likely to become, the subject of an action for relief from infringement of a Third Party Proprietary Right, except to the extent that the infringement is attributable to the Specifications, Seller shall, at Seller’s sole expense, either (a) procure for Buyer the right to continue using the relevant Products, or (b) modify such Products to become noninfringing if such modification does not materially affect the performance of the Products.

10.3	Indemnification Procedure.

The indemnity obligations under this Section are contingent upon the party seeking indemnification (the “Indemnified Party”) (a) giving the other party (the “Indemnifying Party”) prompt notice of such claim, (b) cooperating with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense of such claim, and (c) giving the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party’s rights or interest without the Indemnified Party’s prior written approval.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.

ARTICLE 11

Intellectual Property

11.1	Buyer Product Technology.

Any and all technology embodied in and related to the Products, including but not limited to the Product designs, the Specifications, and including all Intellectual Property embodied therein and any and all improvements, developments, derivatives and modifications thereto, shall remain the exclusive property of Buyer.

11.2	Seller Manufacturing Technology.

Subject to the provisions of Section 11.1, proprietary technology developed solely by Seller and used in Seller’s manufacture of the Products, including all Intellectual Property embodied therein, shall be the exclusive property of Seller.  In the event that Buyer elects to purchase from Seller and Seller agrees to sell to Buyer any such proprietary technology or Intellectual Property right of Seller, including but not limited to manufacturing technologies or engineering development of specified Product designs or Specifications, Buyer may purchase such Intellectual Property right from Seller either through issuance of a PO in accordance with the provisions of Article 2 of this Agreement or under the terms of such separate agreement as may be entered into between Buyer and Seller.  Any Intellectual Property right so purchased (“Purchased Intellectual Property”) shall be reflected accordingly through amendment of Addendum G to this Agreement.  In the event of any Triggering Event described in Section 14.3 below, Seller grants to Buyer a royalty-free, nonexclusive, fully paid, non-transferable license under the Seller’s manufacturing technology to the extent necessary to make and have made the Products by a third party source, which license shall survive any termination of this Agreement.

ARTICLE 12

Limitation of Liability

EXCEPT AS LIMITED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS INCURRED BY THE OTHER PARTY, ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  EXCEPT FOR A PARTY’S OBLIGATIONS UNDER ARTICLES 10 (“INDEMNIFICATION”) OR 13 (“CONFIDENTIALITY”) OF THIS AGREEMENT, IN THE EVENT THAT EITHER PARTY SHOULD BE FOUND LIABLE TO THE OTHER FOR ANY REASON, ALL RECOVERABLE DAMAGES SHALL IN NO EVENT EXCEED 3% OF SELLER’S SALES TO BUYER DURING THE YEAR IN WHICH THE PRODUCT RELATING TO SUCH LIABILITY WAS SOLD TO BUYER.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.

ARTICLE 13

Confidentiality

13.1	Obligation.

Each party shall keep confidential and, except as expressly permitted herein for the purpose of fulfilling its obligations under or benefiting from this Agreement, shall not disclose to any third party or use for its own benefit or for the benefit of any third party, any Confidential Information (as defined below) disclosed by the other party.  Each party shall limit access to Confidential Information to those of its employees or agents who have a need for such Confidential Information, and who are under a duty of confidentiality at least as restrictive as the confidentiality obligations set forth in this Agreement.  The obligations set forth in this Section shall survive any termination or expiration of this Agreement.

13.2	Exclusions.

The above confidentiality obligations shall not apply to information which (a) is or becomes generally known or available through no act or failure to act by the receiving party; (b) is already known by the receiving party at the time of receipt as evidenced by its records; (c) is furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; or (d) is disclosed by written permission of the party disclosing the Confidential Information.  In addition, the receiving party shall be entitled to disclose Confidential Information pursuant to a requirement of a governmental agency or law, provided that the receiving party provides prompt written notice to the disclosing party of such requirement or law so as to afford the disclosing party an opportunity to intervene and oppose or limit disclosure and/or obtain a protective order.

13.3	Injunctive Relief.

The parties acknowledge that a breach or threatened breach of this Article by either of the parties may cause the non-breaching party to suffer irreparable harm and injury such that no remedy at law will adequately compensate the other party.  Thus, the non-breaching party shall have the right to obtain injunctive relief with respect to such breach or threatened breach.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.

ARTICLE 14

Term and Termination

14.1	Term.

This Agreement shall commence on the Effective Date and, unless terminated in accordance with this Section 14, shall continue for a term of one (1) year.  Subsequent to the initial one (1) year term, this Agreement will be automatically renewed for successive one (1) year periods unless earlier terminated pursuant to Section 14.2 below or unless terminated for convenience by written notification by either party, which termination on the part of either party shall be effective on not less than six (6) months notice to the other party.

14.2	Termination for Cause. A right to terminate this Agreement by a party shall be triggered by any of the following events:

14.2.1
Breach.  Upon Notice to the other party that such other party has materially breached any material provision of this Agreement and, in the event of a breach capable of cure, the other party fails to cure such breach within thirty (30) days following the receipt of a Notice specifying such breach and demanding its cure.

14.2.2
Bankruptcy.  (i) All or a substantial portion of the other party’s assets are transferred to an assignee for the benefit of creditors, to a receiver or to a trustee in bankruptcy, (ii) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed or vacated within thirty (30) days, or (iii) the other party is adjudged bankrupt;

14.2.3	Business Termination. The other party announces that it is discontinuing its business directed toward the manufacture or use of the Products, or ceases to conduct such business; or

14.2.4
Failure to Deliver Products. In the case of Seller, Seller fails to supply or deliver Products to Buyer that conform to the Specifications for forty-five (45) days after the delivery date specified in an applicable Purchase Order.

14.3	Duties of the Parties Upon Termination.

Upon termination of this Agreement for any reason, the parties shall use commercially reasonable efforts to mutually agree upon and effect an orderly and economic wind down of their supply relationship, taking into consideration the legitimate economic interests of each party in effecting the transition.  The parties recognize that the best method of effecting such wind down cannot be known presently, and agree to reasonably cooperate at the time to serve the interests of all parties as best as practical.  Upon any termination or expiration of this Agreement, each party shall destroy or return to the other party all Confidential Information of such other party and certify in writing to such other party such return or destruction and Buyer will pay to Seller all amounts due under this Agreement which are not subject to any good faith dispute. In the event of a termination of this Agreement by Buyer for cause or by Seller for convenience, Seller shall make available to Buyer Seller’s then-current approved vendor list for component materials used in the manufacture of Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.

14.4	Surviving Rights.

Termination or expiration of this Agreement shall not affect any other rights of the parties which may have accrued up to the date of such termination or expiration, and, in addition, no party shall be relieved of its obligations under Article 7 (Warranties), Article 10 (Indemnification), Article 11 (Intellectual Property), Article 12 (Limitation of Liability), Article 13 (Confidentiality), Section 14.3 (Duties upon Termination) and Article 15 (General Provisions).

ARTICLE 15

General Provisions

15.1	Relationship of Parties.

Each party is an independent contractor with respect to the other party and is not an employee or legal representative of the other party for any purpose.  Neither party shall have the authority to enter into any contracts in the name of or on behalf of the other party.

15.2	Assignments.

Neither party may assign or otherwise transfer this Agreement to any third party without the other party’s written consent, except that either party may transfer this Agreement in connection with a sale of all or substantially all of its assets, or of its business, whether by merger or otherwise.  Any other attempted unauthorized assignment under this Agreement without the written consent of the other party shall be null and void.  In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall inure to the benefit of and be binding upon the parties’ respective executors, heirs, representatives, administrators and assigns.

15.3	Severability.

In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.

15.4	Force Majeure.

Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including earthquakes, governmental regulation, fire, flood, civil disorder, terrorist acts, and acts of God, provided that the party experiencing the delay promptly notifies the other party of the delay, uses commercially reasonable efforts to mitigate the impact, treats the other party at least as favorably to all other sellers or buyers, and provided further that nonperformance or delay in excess of ninety (90) days shall constitute cause for termination of this Agreement by the other party.

15.5	Waiver.

Any waiver (express or implied) by either party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

15.6	Entire Agreement - Amendments.

This Agreement and any attachments hereto constitute the entire, final, complete and exclusive agreement between the parties and supersede all previous and contemporaneous agreements or representations, written or oral, with respect to the subject matter of this Agreement.  This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

15.7	Counterparts; Captions.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  The section headings in this Agreement are inserted only for convenience and in no way define, limit, construe or describe the scope of extent of such section or in any way affect such section.

15.8	Notice.

All notices, communications, requests, demands, consents and the like (“Notices”) required or permitted under this Agreement will be in writing and will be deemed given and received (a) when delivered personally, (b) when sent by confirmed telecopy, (c) seven (7) days after having been duly mailed by first class, registered or certified mail, postage prepaid, or (d) one (1) business day after deposit with a commercial overnight carrier.  All Notices will be addressed to the attention of the receiving party’s most senior point of contact at the addresses specified at the beginning of this Agreement, or to such other address as the receiving party may have furnished to the other by a proper Notice.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19.

15.9	Choice of Governing Law.

This Agreement will be governed by and interpreted in accordance with the laws of the State of California, without reference to its choice of laws rules.  The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.  Any action or proceeding arising from or relating to this Agreement shall be brought in a federal or state court in Ventura County, California, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.

15.10	Rights and Remedies Cumulative.

The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Qualstar Corporation		CTS Electronics Mfg Solutions, Inc.

By:	/s/ Lawrence Firestone	By:	/s/ Bill Lehr

Name:	Lawrence Firestone	Name:	Bill Lehr

Title: CEO		Title: Director of Contracts

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

20.

Addendum A

Product Detail

P/N	Description	Price ($)	MOQ	Lead time (days)	Lot Size	Target Inventory.	Est. Annual Volume
510750-01-1	Carriage Assy.	[*]	[*]	[*]	[*]	[*]	[*]
510750-01-1	Carriage Assy.	[*]	[*]	[*]	[*]	[*]	[*]
900380	RLS8350	[*]	[*]	[*]	[*]	[*]	[*]
900550/560	XLS810160/240	[*]	[*]	[*]	[*]	[*]	[*]
900600	XLS820500	[*]	[*]	[*]	[*]	[*]	[*]
900620	XLS832700 Tape Library	[*]	[*]	[*]	[*]	[*]	[*]
900630	XLS8161100	[*]	[*]	[*]	[*]	[*]	[*]
900641	XLS MEM	[*]	[*]	[*]	[*]	[*]	[*]
510903-05-7	Tape Drive Assy.	[*]	[*]	[*]	[*]	[*]	[*]
510903-06-5	Tape Drive Assy.	[*]	[*]	[*]	[*]	[*]	[*]
510903-08-1	Tape Drive Assy.	[*]	[*]	[*]	[*]	[*]	[*]
520903-12-1	XLS Tape Drive Assy.	[*]	[*]	[*]	[*]	[*]	[*]
520903-13-9	XLS Tape Drive Assy.	[*]	[*]	[*]	[*]	[*]	[*]

*  Individual part number demand to be supplied in monthly forecasts

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

E-1.

Addendum B

Product Component Information

Product component information is set forth in the following Bill of Materials documents furnished separately to CTS:

P/N	Description	Top Bill Library
RLS Product Line
900385	[*]	RLS 8300
510753-04-9	[*]	RLS 8300
510753-06-4	[*]	RLS 8300
510903-02-0	[*]	All RLS
510903-01-6	[*]	All RLS
510903-04-0	[*]	All RLS
510903-06-0	[*]	All RLS
501903-05-7	[*]	All RLS
510903-08-1	[*]	All RLS
510757-01-6	[*]	All RLS
510550-01-5	[*]	All RLS
664-0002-9	[*]	All RLS
664-0006-0	[*]	All RLS
664-0003-7	[*]	All RLS
900405	[*]	RLS 8500
510753-01-5	[*]	RLS 8500
510753-03-1	[*]	RLS 8500
510753-02-3	[*]	RLS 8500
510753-10-6	[*]	RLS 8500
510753-09-8	[*]	RLS 8500
900406	[*]	RLS 8500
510650-01-3	[*]	RLS 8500
510790-01-7	[*]	RLS 8500
XLS Product Line
900550	[*]	XLS810160
900560	[*]	XLS810240
521159-02-0	[*]	XLS810240
520053-02-6	[*]	XLS81240
521620-01-3	[*]	XLS810240
520877-01-0	[*]	All XLS
520877-03-6	[*]	XLS810240
520877-02-8	[*]	All XLS
520450-01-8	[*]	All XLS
520889-02-3	[*]	All XLS

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.

631-0618-1	[*]	All XLS
520903-04-8	[*]	All XLS
520903-06-3	[*]	ALL XLS
520903-07-1	[*]	All XLS
520903-12-1	[*]	All XLS
520903-13-9	[*]	All XLS
520413-04-8	[*]	XLS810240
900600	[*]	XLS820500
521159-01-2	[*]	All XLS
521620-31-1	[*]	All XLS
520430-03-4	[*]	All XLS
520430-02-6	[*]	All XLS
520534-01-8	[*]	All XLS
520413-02-2	[*]	XLS820500
520413-01-4	[*]	XLS820500
521264-01-0	[*]	All XLS
521260-01-8	[*]	XLS 820500
521260-02-6	[*]	XLS 820500
520053-01-8	[*]	All XLS
520267-01-4	[*]	All XLS
900620	[*]	XLS 832700
900622	[*]	XLS 832700
520413-06-3	[*]	XLS832700
520413-03-0	[*]	XLS832700
520982-01-8	[*]	XLS832700
520982-02-6	[*]	XLS832700
900630	[*]	XLS8161100
900632	[*]	XLS8161100
520413-05-5	[*]	XLS8161100
900641	[*]	XLS8900
673-0008-7	[*]	All XLS
673-0007-9	[*]	All XLS
738-0145-8	[*]	All XLS

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.

Addendum C

Critical Component Inventory

[Reserved]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.

Addendum D

Buyer Inventory – Summary Table*

Item	Approximate Value	Terms
RLS – Finished goods	[*]	Net 90
RLS – Raw Material	[*]	Net 180
Tape Drives and associated hardware	[*]	50% net 90 50% net 180
XLS finished goods and raw material**	[*] plus [*]	Net 180

*
This summary table sets forth the approximate aggregate value of Qualstar inventory (Product and component materials) currently in Qualstar’s possession, and that CTS will purchase pursuant to Section 3.5 of the Agreement for manufacture and supply of the Products.  Part-level detail of Buyer Inventory will follow by amendment or other written agreement of the parties as inventory groups are made ready for shipment to CTS.

**
CTS will initially purchase an amount of XLS finished goods and raw material having a value of [*], and will manage the balance of XLS Customer Inventory on a consigned basis either at CTS or at a bonded warehouse, with the cost of such management chargeable to Qualstar at an industry-standard rate for bonded material held on a consigned basis.  Thereafter, as XLS inventory is consumed by CTS through fulfillment of Qualstar orders, CTS will purchase additional amounts of such inventory from consigned stock on the stated payment terms so as to maintain an XLS inventory value of [*] until such consigned stock is fully purchased.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.

Addendum E

Tooling

1.	XLS/RLS (8500) tape drive hardware and software test system and printer
2.	XLS test system hardware and software
3.	Final Library acceptance test system hardware and software
4.	RLS (Legacy) test platform
5.	TLS test platform
6.	XLS solenoid gripper adjustment tool
7.	TLS solenoid gripper adjustment tool
8.	LTO tape drive acceptance test software
9.	AIT tape drive acceptance test software
10.	XLS1,100 carousel adjustment tool
11.	XLS240 carousel adjustment tool
12.	XLSMEM carousel adjustment tool
13.	XLS assembly lift

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.

Addendum f

Services Statements of Work

[Reserved]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.

Addendum G

Purchased Intellectual Property

[Reserved]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.

Addendum H

Related Documents

[Reserved]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.